                                                     EXHIBIT 10(iii)

STATE OF NORTH CAROLINA                              AMENDMENT TO
                                                     EMPLOYMENT AGREEMENT
COUNTY OF MECKLENBURG

     THIS AMENDMENT, made and entered into effective the 2nd day of September
2001, by and between FAMILY DOLLAR STORES, INC., a Delaware corporation
(hereinafter referred to as the "Company"); and R. James Kelly (hereinafter referred to as the "Employee");

                              W I T N E S S E T H:

     WHEREAS, the Company and the Employee entered into an Employment Agreement effective December 17, 1996, as amended by Amendment to Employment Agreement effective June 21, 1999, (hereinafter referred to as the "Agreement"); and

     WHEREAS, the Company and the Employee desire to amend the Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Company and the Employee agree as follows:

     1.   In the fifth line of Section 2 of the Agreement delete the date
          "September 1, 2001" and substitute in lieu thereof the date "August
          31, 2002".

     2.   In the fourth line of Section 5.01 of the Agreement delete the date
          "August 26, 2000" and substitute in lieu thereof the date "August 31,
          2002".

     3.   Delete the second sentence of the first paragraph of Section 5.01.

     4.   Section 5.02(c) of the Agreement is deleted and the following is substituted in lieu thereof:

     "(c) Take twenty days (exclusive of Saturdays, Sundays and paid Company holidays) of vacation during the twelve month period commencing September 2,
2001. Vacation time will accrue ratably during the course of said periods and cannot be accumulated from year to year except that up to five days of vacation not taken in said twelve month period may be carried over to the next twelve month period."

     5.   Section 6.02 of the Agreement is deleted and the following is substituted in lieu thereof:

     "6.02. Upon termination of this Agreement by the Company, other than for
Cause, except for the provisions of Paragraph 4, the Employee's employment under the terms of this Agreement and all other agreements and contracts between the
Employee, the Company and the Company's Affiliate and subsidiary corporations, shall be terminated effective on the Termination Date. In the event the Company terminates this Agreement prior to August 31, 2002, for reasons other than for
Cause or Medical Disability, the Company shall pay to the Employee one hundred eighty (180) days of the base salary set forth in Paragraph 5.01 above (which shall constitute payment in full of the compensation due to the Employee hereunder). Any such payments shall be made in six (6) equal monthly installments with the first installment due and payable not later than thirty
(30) days after the Termination Date. Payments made by the Company to the
Employee under this Paragraph 6.02 are herein called "Termination Compensation."
In the event the Employee accepts or begins other employment as an employee, consultant or in any other capacity prior to the date on which the last monthly installment of Termination Compensation is due and payable, the monthly payments of any unpaid balance of the Termination Compensation as of the date of such new employment shall be (i) eliminated if the monthly base salary and all other monthly remuneration and compensation from the new employment exceeds the monthly base salary of the Employee in effect on the date of the notice, or (ii)
reduced to the amount by which the monthly base salary of the Employee in effect on the date of the notice exceeds the monthly base salary and all other monthly remuneration and compensation from the new employment. The Employee agrees to pursue reasonable, good faith efforts to obtain other employment in a position suitable to his background and experience.

     In the event this Agreement is not terminated by the Company or the
Employee for any reason prior to August 31, 2002, and the Company and the
Employee do not agree in writing before August 31, 2002, to extend the term of this Agreement beyond August 31, 2002, or to enter into a new agreement to extend the employment relationship beyond August 31, 2002, this Agreement shall terminate automatically on August 31, 2002, which shall be the Termination Date, and the Company shall pay to the Employee sixty (60) days of the base salary set forth in Paragraph 5.01 (which shall constitute payment in full of the compensation due to the Employee hereunder). Any such payments shall be made in two (2) equal monthly installments with the first installment due and payable not later than thirty (30) days after the Termination Date".

     6.   In the first sentence of Section 6.03 of the Agreement the parenthetical phrase "(except as otherwise provided in Section 7)" is deleted.

     7.   Section 7 of the Agreement is deleted.

     8.   In Section 8 of the Agreement in the fourth line, delete the date
          "September 1, 2001" and substitute in lieu thereof the date "August
          31, 2002".

     9.   All other terms and provisions of the Agreement shall remain in full force and effect.

                         _____________________________

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement in triplicate, all as of the day and year first above written.

                                        FAMILY DOLLAR STORES, INC.

Attest:
/s/ George R. Mahoney, Jr.              By /s/ Howard R. Levine
    GEORGE R. MAHONEY, JR.                     HOWARD R. LEVINE
    Secretary                                  President

(Corporate Seal)
                                          /s/ R. James Kelly          (SEAL)
                                              R. JAMES KELLY
Witness:
/s/ Janice B. Burris
    JANICE B. BURRIS